Exhibit 15.1

November 3, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated May 4, 2023, August 3, 2023 and November 2, 2023 on our reviews of interim financial statements of Ecolab Inc., which are included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, respectively, are incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

PricewaterhouseCoopers LLP, 45 South 7th Street, Suite 3400, Minneapolis, Minnesota 55402

T: (612) 596 6000; F: (612) 373 7160, www.pwc.com/us